UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way Middleton, Wisconsin		53562
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (608) 275-3340

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2016, Eugene I. Davis, a director of Spectrum Brands Holdings, Inc. (the “Company”), notified the Company that he has decided that he will not stand for re-election to the Board of Directors (the “Board”) of the Company when his term expires at the Company’s 2017 annual meeting of stockholders scheduled to be held on January 24, 2017 (the “Annual Meeting”).  Mr. Davis had been nominated by the Nominating and Corporate Governance Committee and by the Board of Directors to stand for re-election as one of the Class I directors.    Mr. Davis stated that his decision not to stand for re-election was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices, .

Effective upon the expiration of the current terms of the Class I directors of the Company at the Annual Meeting, the Company will reduce the total number of directors from nine to eight directors and will reduce the number of its Class I directors from three to two directors.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Retirement Letter, dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre Title: Senior Vice President, Secretary and General Counsel

Date: December 20, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Retirement Letter, dated December 20, 2016